             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP
                     SUPPLEMENT NO. 2 DATED OCTOBER 20, 2003
                    TO THE PROSPECTUS DATED FEBRUARY 19, 2003

     THIS DOCUMENT SUPPLEMENTS, AND SHOULD BE READ IN CONJUNCTION WITH, THE PROSPECTUS OF BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP DATED FEBRUARY 19, 2003, AS SUPPLEMENTED AND AMENDED BY SUPPLEMENT NO. 1 DATED JUNE 3, 2003. UNLESS OTHERWISE DEFINED IN THIS SUPPLEMENT, CAPITALIZED TERMS USED IN THIS SUPPLEMENT SHALL HAVE THE SAME MEANINGS AS SET FORTH IN THE PROSPECTUS.

     The purpose of this supplement is to describe the following:

          (1) the status of the offering of units in Behringer Harvard Mid-Term Value Enhancement Fund I LP;

          (2) revisions to the "Management - Advisory Board" section of the prospectus to disclose the addition of a new member to our advisory board;

          (3) revisions to the "Summary of Distribution Reinvestment Plan" section of the prospectus to describe the automatic purchase feature of our new distribution reinvestment and automatic purchase plan, which is attached to this supplement as Exhibit D;

          (4) revisions to the "Plan of Distribution" section of the prospectus;

          (5) the impact of recently passed federal tax legislation on an investment in our units of limited partnership interest; and

          (6)  revisions to our form of subscription agreement.

STATUS OF THE OFFERING

     We commenced our initial public offering of units of limited partnership interest on February 19, 2003. Until subscriptions aggregating at least $2.0 million have been received and accepted by us, we will continue to place all subscription proceeds in escrow. If we have not accepted subscriptions for at least $2.0 million in units by February 19, 2004, which is one year from the date of the prospectus, funds in the escrow account (including interest) will be returned to subscribers, and we will stop selling units. For additional information, see the "Plan of Distribution - Subscription Process" section of the prospectus beginning on page 115.

ADVISORY BOARD

     The following information should be read in conjunction with the "Management - Advisory Board" section on page 59 of the prospectus:

     On September 15, 2003, our general partners appointed Robert "Bobby" W. McMillan to serve as a fourth member of our advisory board. Mr. McMillan has been actively involved in commercial and residential real estate for over 35 years. Since January 2000, Mr. McMillan has served as the Chief Executive Officer of McMillan Properties, a developer of residential real estate properties. From May 1980 until January 2000, Mr. McMillan served as Executive Vice President of Folsom Properties, Inc., a developer of commercial and residential real estate properties. Mr. McMillan received a Bachelor of Business Administration degree from Southern Methodist University.

DISTRIBUTION REINVESTMENT AND AUTOMATIC PURCHASE PLAN

     The following information should be read in conjunction with the "Summary of Distribution Reinvestment Plan" section on page 78 of the prospectus:

     INVESTMENT OF DISTRIBUTIONS

     Investors who elect to participate in our distribution reinvestment plan generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan. However, our general partners have the sole discretion, upon the request of an investor, to accommodate an investor's request for less than all of the investor's units to be subject to participation in the plan.

     AUTOMATIC PURCHASES OF UNITS

     After your initial purchase of units, you may elect to purchase additional units of our limited partnership interest through our distribution reinvestment and automatic purchase plan. The automatic purchase feature of this plan allows investors to make cash investments of $25 or more through their checking, savings or other bank account at regular intervals selected by the investor. You may elect to invest the specified amount twice monthly, monthly, quarterly, semiannually or annually. Attached to this supplement is our revised form of distribution reinvestment and automatic purchase plan, which replaces the form of the plan attached as Exhibit D to the prospectus.

     ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

     You may elect to participate in our distribution reinvestment and automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for units. You may elect to participate in either the distribution reinvestment feature of the plan, the automatic purchase feature of the plan, or both. Residents of Ohio are not eligible to participate in the distribution reinvestment feature of the plan. If you do not elect to participate in the plan at the time of your initial investment, you may do so at any time by delivering to Behringer Securities LP, our dealer manager, a completed authorization form or other written authorization required by Behringer Securities. Participation in the distribution reinvestment feature of the plan will commence with the next distribution payable after receipt of the participant's notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates. Participation in the automatic purchase feature of the plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

     To withdraw from participation in our distribution reinvestment and automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the plan, you must provide written notice to Behringer Securities. A withdrawal from participation the distribution reinvestment feature of the plan will be effective with respect to distributions for the month in which the notice is received only if the notice is received at least ten days prior to the end of such month. A withdrawal from or modification of participation in the automatic purchase feature of the plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

REALLOWANCE OF DEALER MANAGER FEE

     The following information should be read in conjunction with the "Plan of Distribution--Compensation We Will Pay for the Sale of Our Units" section beginning on page 114 of the prospectus:

     Although Behringer Securities, our dealer manager, may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to participating broker-dealers as marketing fees and due diligence expense reimbursement, Behringer Securities will not reallow any dealer manager fees for sales made under the distribution reinvestment feature of our distribution reinvestment and automatic purchase plan.

VOLUME DISCOUNTS

     The following information should be read in conjunction with the "Plan of Distribution--Volume Discounts" section beginning on page 118 of the prospectus:

     In connection with volume sales made to investors in our units, investors may request in writing to aggregate subscriptions, including subscriptions to other public real estate programs also sponsored by our general partners or their affiliates, as part of a combined order for purposes of determining the number of units purchased, provided that any aggregate group of subscriptions must be submitted simultaneously from the same broker-dealer, including our dealer manager.

IMPACT OF RECENTLY PASSED TAX LEGISLATION

     The following information should be read in conjunction with the "Risk Factors" section beginning on page 23 of the prospectus and the "Federal Income Tax Considerations" section beginning on page 95 of the prospectus:

     Congress has recently passed major federal tax legislation. One of the changes reduced the tax rate to recipients of dividends paid by corporations to individuals to a maximum of 15%. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate on dividends received by individuals, the combined maximum corporate federal tax rate is 44.75% and with the effect of state income taxes can exceed 50%.

     Although partnerships continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would make a limited partnership structure a less advantageous organizational form for investment in real estate, or that it could become more advantageous for a limited partnership to elect to be taxed for federal income tax purposes as a corporation or a REIT. Pursuant to our partnership agreement, our general partners have the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect to cause us to be taxed as a corporation or to qualify as a REIT for federal income tax purposes. Our general partners have the authority under our partnership agreement to make these elections without the necessity of obtaining the approval of our limited partners. In addition, our general partners have the authority to amend our partnership agreement without the consent of limited partners in order to facilitate our operations so as to be able to qualify us as a REIT, corporation or other tax status that they elect for us.

SUBSCRIPTION AGREEMENT

     Attached to this supplement is a revised form of subscription agreement (Exhibit C to the prospectus) for investors to use when subscribing to purchase shares of our common stock. We have modified the subscription agreement to request additional information from investors that will assist us in administering the subscription process.

                                    EXHIBIT C
                             SUBSCRIPTION AGREEMENT
             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP

     THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard Mid-Term Value Enhancement Fund I LP, a Texas limited partnership (the "Partnership"), and the investor whose signature appears below ("Investor").

1. SUBSCRIPTION AMOUNT AND PAYMENT. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of units of limited partnership interest of the Partnership (the "Units") as set forth on the signature page of this Subscription Agreement, upon payment to Wells Fargo Bank Iowa, N.A., as Escrow Agent, of the subscription price for the Units. The subscription price shall be $10 per Unit. (IF THIS IS AN INVESTMENT THROUGH AN IRA OR OTHER QUALIFIED PLAN, SEND THE SUBSCRIPTION DOCUMENTATION DIRECTLY TO THE CUSTODIAN AND MAKE ANY CHECK FOR THE SUBSCRIPTION PAYABLE TO THE CUSTODIAN. IF THIS IS A NON-QUALIFIED (RETAIL) INVESTMENT, SEND THE SUBSCRIPTION DOCUMENTATION TO BEHRINGER SECURITIES LP AT THE ADDRESS INDICATED BELOW AND MAKE THE CHECK PAYABLE TO WELLS FARGO BANK IOWA, N.A., AS ESCROW AGENT.) Except as specifically provided in the "Special Notice for Nebraska Residents and Pennsylvania Residents Only" and the "Special Notice for New York Residents Only," payment for the Units will be held in escrow until the Partnership has received and accepted subscriptions for 200,000 Units ($2 million).

2. ACCEPTANCE BY THE PARTNERSHIP. This Subscription Agreement shall be binding upon the parties only when it has been accepted and agreed to by the Partnership. The Partnership may reject any subscription, in whole or in part, in its sole and absolute discretion.

3. DISCLOSURES BY THE PARTNERSHIP. Prospective investors are hereby advised of the following:

          o All prospective investors are urged to carefully read the prospectus of the Partnership dated February 19, 2003, as supplemented to date (the "Prospectus").

          o Prospective investors should understand the risks associated with an investment in the Units, as described in the Prospectus, prior to submitting this Subscription Agreement.

          o The assignability and transferability of the Units is restricted and will be governed by the Partnership's Agreement of Limited Partnership in the form contained in the Prospectus as Exhibit A (the "Partnership Agreement") and all applicable laws as described in the Prospectus.

          o Prospective investors should not invest in Units unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

          o There is no public market for the Units, and, accordingly, it may not be possible to readily liquidate an investment in the Partnership.

4. SPECIAL NOTICES. The notices contained on the following pages are a part of this Subscription Agreement and are incorporated herein. PLEASE CAREFULLY REVIEW THE INSTRUCTIONS ATTACHED HERETO BEFORE COMPLETING THIS SUBSCRIPTION AGREEMENT. IF YOU ARE AN INDIVIDUAL INVESTOR, YOU MUST INCLUDE WITH THIS AGREEMENT A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

5.   PURCHASE INFORMATION.


          --------------------------------------------------
                                                                            FOR NON-QUALIFIED INVESTMENTS:
                  _______________ _________________                       Make Investment Check Payable to:
                  # of Units       Total $ Invested                    Wells Fargo Bank Iowa, N.A., Escrow Agent for
                                                                Behringer Harvard Mid-Term Value Enhancement Fund I LP
                  (# Units x $10 = Total $ Invested;                          FOR QUALIFIED INVESTMENTS:
              amount payable at subscription subject to             Make Investment Check Payable to the Custodian
              reduction for deferred commission option,         -------------------------------------------------------
           non-commission sales under item 12 below or for
                         volume discounts)                      |_|  Initial Investment (Minimum $1,000)
                                                                |_|  Additional Investment (Minimum $25)
          Minimum purchase: $1,000 or 100 Units                  State in which sale was made: ___________________
          --------------------------------------------------    -------------------------------------------------------

          CHECK THE FOLLOWING BOX TO EVIDENCE INVESTOR'S AGREEMENT TO ELECT THE DEFERRED COMMISSION OPTION: |_|
          (THIS ELECTION MUST BE AGREED TO BY THE BROKER-DEALER LISTED BELOW.)

     NOTE: IF THE INVESTOR PROVIDES PAYMENT OR PAYMENTS THAT IN THE AGGREGATE DIFFERS FROM THE PAYMENT REQUIRED TO PURCHASE THE NUMBER OF UNITS INDICATED ABOVE FOR SUBSCRIPTION, THE INVESTOR'S SUBSCRIPTION SHALL BE AUTOMATICALLY DEEMED A SUBSCRIPTION FOR THE MAXIMUM NUMBER OF UNITS THAT MAY BE PURCHASED FOR SUCH AMOUNT.

6.   TYPE OF OWNERSHIP.

          [ ] Individual                                      |_| IRA (including Simplified Employee Pensions
          |_| Joint Tenants with Right of Survivorship            (SEPs), Rollovers and Beneficiary IRAs)|_|
          |_| Husband and Wife as Community Property              Keogh
          |_| Married Person as Separate Property 401(k)      |_| Tenants in Common
          |_| Custodian: A Custodian for the benefit of       |_| Other Retirement or Profit-Sharing Plan
              ___________________________________ under              |_| Taxable       |_| Tax-Exempt
                                                              |_| Trust/Trust Type: ___________________________
              the Uniform Gift to Minors Act or the               (PLEASE SPECIFY, I.E., FAMILY, LIVING, REVOCABLE, ETC. -
              Uniform Transfer to Minors Act of the State          PLEASE INCLUDE A COPY OF THE TRUST AGREEMENT)
              of ___________________________________          |_| Company or Partnership
                                                              |_| Other:_______________________________________


7.   REGISTRATION NAME AND ADDRESS.

          Please print name(s) in which Shares are to be registered.
          [ ]Mr.     [ ]Mrs.     [ ]Ms.     [ ]MD     [ ]PhD     [ ]DDS     [ ]Other___________________

     Name of Owner                                               Taxpayer Identification/Social Security Number
     -------------------------------------------------------     -------------------------------------------------------

     -------------------------------------------------------     -------------------------------------------------------

     Name of Joint Owner (if applicable)                         Taxpayer Identification/Social Security Number
     -------------------------------------------------------     -------------------------------------------------------

     -------------------------------------------------------     -------------------------------------------------------

     Street Address    ----------------------------------------------------------------------------------------------------------
     or  P.O. Box
                       ----------------------------------------------------------------------------------------------------------

     Street Address    ----------------------------------------------------------------------------------------------------------
     or  P.O. Box
                       ----------------------------------------------------------------------------------------------------------

                       -------------------------------------                   -----------------------        -------------------
     City                                                        State                                    Zip
                       -------------------------------------                   -----------------------   Code -------------------

     Home              -------------------------------------     Business      --------------------------------------------------
     Telephone No.                                               Telephone No.  (   )
                       -------------------------------------                   --------------------------------------------------

     Email Address     -------------------------------------     Country of    --------------------------------------------------
      (Optional)                                                 Citizenship
                       -------------------------------------                   --------------------------------------------------

8.   SUBSCRIBER/BENEFICIAL OWNER NAME AND ADDRESS.

     (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS - FOR EXAMPLE, IF THE ABOVE REGISTRATION NAME AND ADDRESS IS A
     CUSTODIAN OR TRUST COMPANY, INDICATE THE BENEFICIAL OWNER BELOW)

          [ ]Mr.     [ ]Mrs.     [ ]Ms.     [ ]MD     [ ]PhD     [ ]DDS     [ ]Other___________________

     Name                                                        Taxpayer Identification/Social Security Number
     -------------------------------------------------------     -------------------------------------------------------

     -------------------------------------------------------     -------------------------------------------------------

     Street Address    ----------------------------------------------------------------------------------------------------------
     or  P.O. Box
                       ----------------------------------------------------------------------------------------------------------

                       -------------------------------------                   -----------------------           ----------------
     City                                                        State                                  Zip Code
                       -------------------------------------                   -----------------------           ----------------

     Home              -------------------------------------     Business      --------------------------------------------------
     Telephone No.                                               Telephone No.  (   )
                       -------------------------------------                   --------------------------------------------------

     Email Address     -------------------------------------     Country of    --------------------------------------------------
      (Optional)                                                 Citizenship
                       -------------------------------------                   --------------------------------------------------

                                                                 C-2

     INTERESTED PARTY.

     If you would like a duplicate copy of all communications the Partnership sends to you to be sent to an additional party (such as your accountant or financial advisor), please complete the following:


                       -----------------------------------------------------------------------------------------------------
     Name of
     Interested Party
                       -----------------------------------------------------------------------------------------------------

                       -----------------------------------------------------------------------------------------------------
     Name of Firm

                       -----------------------------------------------------------------------------------------------------

                       -----------------------------------------------------------------------------------------------------
     Street Address
     Or P.O. Box
                       -----------------------------------------------------------------------------------------------------

                       -----------------------------------------                  ------------            ------------------

     City                                                        State                          Zip Code
                       -----------------------------------------                  ------------            ------------------

                       -----------------------------------------                  ------------------------------------------
     Telephone No.     (          )                              Facsimile        (          )
                                                                 Telephone No.
                       -----------------------------------------                  ------------------------------------------

                       -----------------------------------------
     Email Address
        (Optional)
                       -----------------------------------------

9.   SUBSCRIBER SIGNATURES.

     Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

     In order to induce the Partnership to accept this subscription, I hereby represent and warrant to the Partnership as follows: Owner Joint Owner


                                                                                      Owner          Joint Owner

(a)  I have received the Prospectus.                                                ----------        ----------
                                                                                     Initials          Initials

(b)  I accept and agree to be bound by the terms and conditions of the
     Partnership's Partnership Agreement.                                           ----------        ----------
                                                                                     Initials          Initials

(c)  I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set
     forth in the prospectus under "Who May Invest."                                ----------        ----------
                                                                                     Initials          Initials

(d)  If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Units is a California resident, I may not consummate a sale or transfer of my Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of
     California, except as permitted in the Commissioner's Rules, and I understand that my Units, or any document evidencing my Units, will bear a
     legend reflecting the substance of the foregoing understanding.                ----------        ----------
                                                                                     Initials          Initials

(e)  If I am a Missouri, Nebraska, Ohio or Pennsylvania resident, this
     investment does not exceed 10% of my liquid net worth.                         ----------        ----------
                                                                                     Initials          Initials

(f)  If I am a Washington investor, this investment does not exceed the greater
     of 5% of my liquid net worth or 5% of my gross income.                         ----------        ----------
                                                                                     Initials          Initials

(g)  I am purchasing the Units for my own account.                                  ----------        ----------
                                                                                     Initials          Initials

(h)  I acknowledge that there is no public market for the Units.                    ----------        ----------
                                                                                     Initials          Initials


(i)  I am in compliance with the Uniting and Strengthening America by Providing
     Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001
     (known as the USA PATRIOT Act). I am not, nor are any of my principal owners, partners, members, directors or officers included on: (i) the
     Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or (iii) any other watch list issued by any governmental authority, including the Securities and Exchange
     Commission.                                                                    ----------        ----------
                                                                                     Initials          Initials


--------------------------------------------------------------------------------
                               SUBSTITUTE FORM W-9

I DECLARE THAT THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY THE PARTNERSHIP IN CONNECTION WITH MY INVESTMENT IN THE PARTNERSHIP. UNDER PENALTIES OF PERJURY, BY SIGNING THIS SUBSCRIPTION AGREEMENT, I HEREBY CERTIFY THAT (A) I HAVE PROVIDED HEREIN MY CORRECT TAXPAYER IDENTIFICATION NUMBER, (B) I AM NOT SUBJECT TO BACK-UP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE INTERNAL REVENUE SERVICE HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACK-UP WITHHOLDING, AND
(C) EXCEPT AS OTHERWISE EXPRESSLY INDICATED ABOVE, I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
--------------------------------------------------------------------------------

   NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS
         YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES
  EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

      A SALE OF THE UNITS MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS
                     DAYS AFTER RECEIPT OF THE PROSPECTUS.


____________________________________________    ____________________________________________    ______________________
Signature of Investor or Trustee                Signature of Joint Owner, if applicable         Date

10.  DISTRIBUTIONS.
     (PLEASE CHECK ONE OF THE FOLLOWING.)

     |_| I prefer to reinvest distributions pursuant to the Partnership's distribution reinvestment and automatic purchase plan.
     |_|  I prefer distributions be paid to me at my address listed under
          Section 7.
     |_| I prefer to direct distributions to a party other than the registered owner per my instructions below.
     |_| I prefer distributions to be deposited directly into the following account: ___Checking ___Savings

For deposits into checking or savings accounts: Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, the Partnership is authorized and directed to begin making electronic deposits to the checking or savings account designated by the enclosed voided check or deposit slip. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Partnership has received written notification of its termination at such time and in such manner as to give the Partnership reasonable time to act. In the event that the Partnership deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct distributions to a party other than the registered owner, please provide the following information, as applicable:


Name of        --------------------------------------------------------------   Account -------------------------------------------
Institution                                                                     Number
               --------------------------------------------------------------           -------------------------------------------

Name on        --------------------------------------------------------------------------------------------------------------------
Account
               --------------------------------------------------------------------------------------------------------------------

Street Address --------------------------------------------------------------------------------------------------------------------
or P.O. Box
               --------------------------------------------------------------------------------------------------------------------

               ---------------------------------------------------------          -------------------             -----------------
City                                                                        State                        Zip Code
               ---------------------------------------------------------          -------------------             -----------------


                                                                 C-4

11.  AUTOMATIC PURCHASES.

Please mark the following box if you choose to make additional investments in Units by authorizing automatic debits from your bank account: |_|

Please enclose a voided check or deposit slip for the appropriate account to participate in the automatic purchase feature of the Partnership's distribution reinvestment and automatic purchase plan. By enclosing a voided check or deposit slip, the Partnership is authorized and directed to begin making electronic debits from the checking, savings or other account designated by the enclosed voided check or deposit slip on each regular interval as you indicate below (twice monthly, monthly, quarterly, semiannually or annually). Such deductions and investments will continue until you notify the Partnership to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

          PLEASE MAKE MY AUTOMATIC PURCHASES:
          |_| Twice Monthly (Purchases will be made on the 15th of each month or the next business day if the 15th is not a business day, and on the last business day of the month.)
          |_| Monthly (Purchases will be made on the last business day of each month.)
          |_| Quarterly (Purchases will be made on the last business day of each calendar quarter.)
          |_| Semiannually (Purchases will be made on the last business days of
              June and December of each year.)
          |_| Annually (Purchases will be made on the last business day of each year.)

          AMOUNT OF EACH AUTOMATIC PURCHASE ($25 minimum):  $_________

12.  BROKER-DEALER.

          (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer warrants that it is a duly licensed broker-dealer and may lawfully offer Units in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual, (b) and that he or she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice, and (c) that he or she delivered the Prospectus to the subscriber at least five days prior to the date that he or she will deliver this Subscription Agreement to the Partnership. The broker-dealer or authorized representative warrants that included with this Subscription Agreement is documentation completed by the broker-dealer or authorized representative that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.


                      ----------------------------------------------------------                 -----------------------------------
Broker-Dealer Name                                                                 Telephone No.  (   )
                      ----------------------------------------------------------                 -----------------------------------

Broker-Dealer Street  --------------------------------------------------------------------------------------------------------------
Address or P.O. Box
                      --------------------------------------------------------------------------------------------------------------

                      ---------------------------------------------          -----------------------            --------------------
City                                                                   State                           Zip Code
                      ---------------------------------------------          -----------------------            --------------------

Registered            --------------------------------------------------------------------------------------------------------------
Representative Name
                      --------------------------------------------------------------------------------------------------------------

Registered            ----------------------------------------------------------                 -----------------------------------
Representative Number                                                              Telephone No.
Registered            ----------------------------------------------------------                 -----------------------------------

Reg. Rep. Street      --------------------------------------------------------------------------------------------------------------
Address or P.O. Box
                      --------------------------------------------------------------------------------------------------------------

                      ---------------------------------------------          -----------------------            --------------------
City                                                                   State                           Zip Code
                      ---------------------------------------------          -----------------------            --------------------

Email Address         ---------------------------------------------    PROVIDE ONLY IF YOU WOULD LIKE TO RECEIVE UPDATED INFORMATION
 (Optional)                                                            ABOUT BEHRINGER HARVARD REIT I, INC. VIA EMAIL.
                      ---------------------------------------------

Check the following box to evidence Broker-Dealer's agreement to elect the Deferred Commission Option: [ ]
(THIS ELECTION MUST BE AGREED TO BY THE INVESTOR LISTED ABOVE.)


If the Investor has elected to participate in the dividend reinvestment and  -------------------------------------------------------
automatic purchase plan under Sections 10 or 11 above, note any reductions
to standard selling commissions for such investments here:                   -------------------------------------------------------


--------------------------------------------------------------------         -------------------------------------------------------

--------------------------------------------------------------------         -------------------------------------------------------
Financial Advisor Signature                                                  Date


13.  REGISTERED INVESTMENT ADVISOR (RIA) AND WRAP FEE REPRESENTATION.

          Check the following box if this investment is made through an RIA which charges no commission on this sale or otherwise is a made pursuant to a wrap fee or other asset fee arrangement with the Investor listed above and as a result no commissions shall be
paid to the participating RIA or broker (under these arrangements the Investor's purchase price is $9.30 per Unit): |_|

          (IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS AN NASD LICENSED REGISTERED REPRESENTATIVE
          AFFILIATED WITH A BROK ER/DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER/DEALER FOR
          ADMINISTRATIVE PURPOSES, NOT THROUGH THE RIA. THE ELIMINATION OF COMMISSIONS AND REDUCED PURCHASE PRICE
          WILL STILL APPLY.)

14.  PAYMENT INSTRUCTIONS.

          For CUSTODIAL ACCOUNTS, check(s) should be made PAYABLE TO THE CUSTODIAN and sent, with a completed copy of this
Subscription Agreement, directly to the custodian.

          For all other investments, please mail the completed Subscription Agreement (with all signatures) and check(s) made payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard REIT I, Inc." to:

                                                       BEHRINGER SECURITIES LP
                                                     1323 North Stemmons Freeway
                                                              Suite 202
                                                         Dallas, Texas 75207
                                                           (866) 655-3700

------------------------------------------------------------------------------------------------------------------------------------
FOR PARTNERSHIP USE ONLY:
------------------------------------------------------------------------------------------------------------------------------------

Date:     ____________________________________________             Check No.          _______________________________________

Amount:   ____________________________________________             Certificate No.:   _______________________________________

------------------------------------------------------------------------------------------------------------------------------------


Received and Subscription Accepted:

Behringer Harvard Mid-Term Value Enhancement Fund I LP

By: Behringer Harvard Advisors I LP, its General Partner

     By: Harvard Property Trust, LLC, its General Partner

         By:____________________________________________
         Name:__________________________________________
         Title:_________________________________________


                                                                 C-6

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF UNITS

260.141.11 RESTRICTIONS ON TRANSFER.

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

          (1)  to the issuer;

          (2)  pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5)  to holders of securities of the same class of the same issuer;

          (6)  by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]


SPECIAL NOTICE FOR NEW YORK RESIDENTS ONLY

Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with Wells Fargo Bank Iowa, N.A., until subscriptions for at least 250,000 Units, aggregating at least $2.5 million, have been received and accepted by us.


SPECIAL NOTICE FOR NEBRASKA RESIDENTS AND PENNSYLVANIA RESIDENTS ONLY

The Partnership will not admit Nebraska investors or Pennsylvania investors as limited partners until it has received and accepted subscriptions for 2,200,000 Units ($22.0 million). The Partnership will place the funds representing subscriptions for Units from Nebraska investors and Pennsylvania investors in an interest-bearing escrow account with Wells Fargo Bank Iowa, N.A., as escrow agent until it has received and accepted subscriptions for Units for gross offering proceeds of at least $22.0 million. If the Partnership has not received and accepted subscriptions for 2,200,000 Units by the end of a 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of the offering), the Partnership will notify Nebraska investors and Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Nebraska investor or a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, the Partnership must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.

The escrow agent will release the funds received from Nebraska investors and Pennsylvania investors to the Partnership from the escrow account immediately after subscriptions for at least $22.0 million have been received from all sources.

In no event may a subscription for Units be accepted until at least five business days after the date the subscriber receives the prospectus. Residents of the State of Nebraska who first received the prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Partnership within five days of the date of subscription.

Because the minimum offering of Units is less than $44.0 million, Pennsylvania residents are cautioned to evaluate carefully the Partnership's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

                                 INSTRUCTIONS TO
             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP
                             SUBSCRIPTION AGREEMENT

     Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Purchase Information. (Section 5 of Subscription Agreement)

     o A minimum investment of $1,000 (100 Units) is required, except for certain states that require a higher minimum investment.

     o A CHECK FOR THE FULL PURCHASE PRICE OF THE UNITS SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "WELLS FARGO BANK IOWA, N.A., AS ESCROW AGENT FOR BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP." FOR CUSTODIAL ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT, WITH A SIGNED COPY OF THIS AGREEMENT, TO THE CUSTODIAN.

     o Investors who have satisfied the minimum purchase requirements in Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard REIT I, Inc. or in any other Behringer Harvard public real estate program may invest as little as $25 (2.5 Units) except for residents of Minnesota, Nebraska and Oregon. See the section of the prospectus entitled "Who May Invest" for more information.

     o Units may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled "Who May Invest."

     o    Please indicate the state in which the sale is to be made.

     o Please check the box related to the Deferred Commission Option if you have agreed with your broker-dealer to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, you are required to pay only $9.40 per Unit purchased upon subscription. For the next six years following the year of subscription, or fewer if required to satisfy outstanding deferred commission obligations, you will have a 1.0% selling commission ($.10 per Unit) per year deducted from and paid out of distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Partnership to withhold such amounts from distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Type of Ownership. (Section 6 of Subscription Agreement)

     o Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration Name and Address. (Section 7 of Subscription Agreement)

     o    Please enter the exact name in which the Units are to be held.

          - For joint tenants with right of survivorship or tenants in common, include the names of both investors.

          - In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

          - Trusts should include the name of the trustee (include a copy of the trust agreement).

     o All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor's social security number (for identification purposes) and the custodian or trustee's taxpayer identification number (for tax purposes).

     o By signing in Section 9, the investor is certifying that this number is correct.

     o Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.

     o FOR EACH INDIVIDUAL REGISTERED OWNER, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Subscriber/Beneficial Owner Name and Address. (Section 8 of Subscription Agreement)

     o Complete this Section only if the subscriber's or beneficial owner's name and address is different from the registration name and address provided in Section 7.

     o If the Units are registered in the name of a custodian or trustee, enter the name, address, telephone number and social security number of the beneficial owner.

     o If investor's name is different from the registration name, FOR EACH INDIVIDUAL INVESTOR, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Subscriber Signatures. (Section 9 of Subscription Agreement)

     o    Please separately initial each representation where indicated.

     o If title is to be held jointly, all parties must date and sign this Section as follows:

          -    INDIVIDUAL: One signature required.

          -    JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

          -    TENANTS IN COMMON: All parties must sign.

          -    COMMUNITY PROPERTY: Only one investor's signature required.

          -    PENSION OR PROFIT-SHARING PLANS: The trustee signs the Signature
               Page.

          - TRUST: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary (include a copy of the trust agreement).

          - PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

          -    CORPORATION: The Subscription Agreement must be accompanied by
               (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment.

          - IRA and IRA Rollovers: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

          -    KEOGH (HR 10): Same rules as those applicable to IRAs.

          - UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

     o    PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Distributions. (Section 10 of Subscription Agreement)

     o Each investor who elects the distribution reinvestment feature of the distribution reinvestment and automatic purchase plan agrees to notify the Partnership and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our general partners or their affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested distributions, less any discounts authorized by the Prospectus.

     o If cash distributions are to be sent to an address other than that provided in Section 7 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address and a voided check or deposit slip.

Automatic Purchases. (Section 11 of Subscription Agreement)

     o By electing the automatic purchase feature of the distribution reinvestment and automatic purchase plan, the investor elects to make additional investments in Units at regular intervals, as provided by the investor, until the investor withdraws his or her election by providing written notice to Behringer Securities LP or until termination of the offering in respect of the Partnership's Distribution Reinvestment and Automatic Purchase Plan.

     o Each investor who elects the automatic purchase feature of the distribution reinvestment and automatic purchase plan agrees that the agreements, representations and warranties made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan. The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the distribution reinvestment and automatic purchase plan.

     o Each investor who elects the automatic purchase feature of the distribution reinvestment and automatic purchase plan agrees to notify the Partnership and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our general partners or their affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested distributions, less any discounts authorized by the Prospectus.

Broker-Dealer. (Section 12 of Subscription Agreement)

     o This Section is to be completed by the investor's Registered Representative. Please complete all broker-dealer information contained in Section 12 of the Subscription Agreement, including suitability certification.

     o Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

     o Please check the box related to the Deferred Commission Option if you have agreed with your client to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, your client is required to pay only $9.40 per Unit purchased upon subscription. For the next six years following the year of subscription, or fewer if required to satisfy outstanding deferred commission obligations, your client will have a 1.0% selling commission ($.10 per Unit) per year deducted from and paid out of distributions otherwise distributable to your client. Election of the Deferred Commission Option shall authorize the Partnership to withhold such amounts from distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Registered Investment Advisor (RIA) and Wrap Fee Representation. (Section 13 of Subscription Agreement)

     Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.

THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Partnership.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL BEHRINGER SECURITIES LP AT (866) 655-3700.

                                    EXHIBIT D
              DISTRIBUTION REINVESTMENT AND AUTOMATIC PURCHASE PLAN

             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP

     Behringer Harvard Mid-Term Value Enhancement Fund I LP, a Maryland corporation (the "Partnership"), has adopted a Distribution Reinvestment and Automatic Purchase Plan (the "Plan"), administered by the Partnership or an unaffiliated third party (the "Administrator"), as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

1. ELECTION TO PARTICIPATE. Any purchaser of units of limited partnership interests of the Partnership (the "Units"), may become a Participant by making a written election to participate on such purchaser's subscription agreement at the time of subscription for Units. Any limited partner who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Any election to participate in the Plan may indicate any of the following: (i) participation only in the distribution reinvestment program described in Paragraph 2 hereof, (ii) participation only in the automatic purchase program described in Paragraph 3 hereof, or (iii) participation in both the distribution reinvestment and additional purchase programs. Limited partners who elect to participate in the Plan generally are required to have the full amount of their cash distributions with respect to Units owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a limited partner, to accommodate a limited partner's request for less than all of the limited partner's Units to be subject to participation in the Plan.

2. DISTRIBUTION REINVESTMENT PROGRAM. The Administrator will receive all cash distributions paid by the Partnership with respect to Units of Participants who elect to participate in the distribution reinvestment provisions of this Plan (collectively, the "Distributions"). Participation in the distribution reinvestment program will commence with the next Distribution payable after receipt of the Participant's election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a limited partner will become a Participant in the distribution reinvestment program effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter.

3. AUTOMATIC PURCHASE PROGRAM. Any holder of Units may elect to purchase additional Units on a continuous basis by electing to participate in the automatic purchase provisions of this Plan. Upon such election, the Administrator or the Partnership's transfer agent will, at the regular intervals indicated on the Participant's election to participate (each, a "Payment Interval"), automatically debit the Participant's bank checking account, savings account, or other account in the amount indicated on the Participant's election to participate, not less than $25 per interval (collectively, the "Additional Payments"). Participants may elect to invest the specified amount twice monthly, monthly, quarterly, semi-annually or annually. Participants who have also elected to participate in the distribution reinvestment program will also have all Distributions with respect to the Units acquired through the automatic purchase program reinvested pursuant to the distribution reinvestment program, unless the Administrator agrees, in its sole discretion upon request of a Participant, to allow such Distributions to be paid in cash to the Participant. Participation in the automatic purchase program will commence with the next investment interval indicated on the election to participate, provided it is received at least ten (10) days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

4. GENERAL TERMS OF PLAN INVESTMENTS. The Administrator will apply all Distributions and Additional Payments subject to this Plan, as follows:

     (a) Prior to the termination of the Partnership's initial public offering of the Units reserved for issuance under the Plan pursuant to the Partnership's prospectus dated February 19, 2003, as thereafter amended or supplemented (the "Initial Offering"), the Administrator will invest Distributions in Units at the public offering price per Unit ($10 per Unit).

     (b) After termination of the Initial Offering, the Administrator will invest Distributions and Additional Payments in Units which may (but are not required to) be supplied from either (i) Units registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Units for use in the Plan (a "Future Registration") or (ii) Units purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange or the Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the

Commission for resale pursuant to the Plan. Units purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution or automatic purchase interval will be utilized for purposes of purchases of Units in the Plan on such investment date. Units acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the $10 per Share price that will be paid for the Units purchased for the Plan pursuant to the Initial Offering and any subsequent offering priced at $10 per Share. If the Administrator acquires Units in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Units for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Units so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Units in the Secondary Market or the Partnership's ability to complete a Future Registration for Units to be used in the Plan, neither the Administrator nor the Partnership is in any way obligated to do either.

     (c) If a Participant designates in writing that such Participant's broker who made the initial sale of Units to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission at the same rate as for initial purchases, not to exceed 7.0% (reduced commission rates will apply where volume discounts applied to original subscriptions). Dealer manager fees will be paid to the dealer manager named in the prospectus for the Units purchased pursuant to the Plan (which, with respect to the Initial Offering, is Behringer Securities LP) at the rate of (i) with respect to Distribution reinvestments, not to exceed 1.0% and (ii) with respect to automatic purchases, not to exceed 2.5%. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Units purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Partnership.

     (d) For each Participant, the Administrator will maintain an account which shall reflect for each month the Distributions and/or Additional Payments received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Units are made on behalf of such Participant.

     (e) Distributions shall be invested by the Administrator in Units promptly following the payment date with respect to such Distributions and Additional Payments will be invested by the Administrator in Units promptly following each Payment Interval, in each case to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Partnership and will become the property of the Partnership.

     (f) Each Participant during a fiscal year will acquire and own a number of Units acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Units are acquired, which may result in the ownership of fractional Units, computed to four decimal places. The ownership of the Units shall be reflected on the books of the Partnership or its transfer agent.

5. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Administrator may commingle Distributions attributable to Units owned by Participants and Additional Payments received from Participants.

6. ABSENCE OF LIABILITY. Neither the Partnership nor the Administrator shall have any responsibility or liability as to the value of the Units, any change in the value of the Units acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions and Additional Payments are invested. Neither the Partnership nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Units are purchased for a Participant.

7.   SUITABILITY.

     (a) The participating broker-dealer, or in the event there is no participating broker-dealer, the Partnership, assumes the responsibility for blue sky compliance and performance of due diligence responsibilities and will ascertain whether the Participant continues to meet the suitability standards of his state of residence with respect to each purchase of Units pursuant to this Plan. Additionally, the participating broker-dealer involved in the Plan must obtain in writing an agreement from the Participant by which the Participant agrees to the payment of compensation to the broker-dealer in connection with such Participant's purchases.

     (b) Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant's initial purchase of Units.

     (c) For purposes of this Paragraph 7, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Partnership's prospectus for the Participant's initial purchase of Units.

8. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions and/or Additional Payments received during the quarter, the number of Units purchased during the quarter, the per Share purchase price for such Units, and the total Units purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 7(b) hereof, the Participant is required to notify the Administrator in the event that there is any material charge in the Participant's financial condition or if any representation made by the Participant under the subscription agreement for the Participant's initial purchase of Units becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Partnership or the Administrator at least annually.

9. NO DRAWING. No Participant shall have any right to draw checks or drafts against the Participant's account or give instructions to the Partnership or the Administrator except as expressly provided herein.

10. TAXES. Taxable Participants may incur a tax liability for Partnership Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

11. REINVESTMENT IN SUBSEQUENT PROGRAMS. After the termination of the Initial Offering, the General Partners on behalf of the Partnership may determine, in their sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have Distributions and Additional Payments invested through the Plan in any subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the General Partners or their affiliates which has substantially identical investment objectives as the Partnership (a "Subsequent Program"). If the General Partners make such a determination, Participants may invest Distributions and Additional Payments in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

     (a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment and/or additional purchase plan;

     (b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

     (c) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

     (d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

     (e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

     (f) the Subsequent Program has substantially identical investment objectives as the Partnership.

     Any investment of Distributions and/or Additional Payments in interests of any Subsequent Program shall be under the same terms and conditions as set forth in this Plan with respect to investment of Distributions and/or Additional Payments in Units of the Partnership.

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

12.  TERMINATION.

     (a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten
(10) days prior to the last day of the month to which such Distribution relates. To be effective for any Additional Payment, such notice must be received by the Administrator at least ten (10) days prior to the next Payment Interval following the date of receipt of such notice.

     (b) Prior to the listing of the Units on a stock exchange or inclusion of the Units for quotation on the Nasdaq Stock Market, a Participant's transfer of Units will terminate participation in the Distribution Reinvestment Program with respect to such transferred Units as of the first day of the quarter in which such transfer is effective, unless the transferee of such Units in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

     (c) The Administrator may terminate a Participant's individual participation in the Plan, either entirely or with respect to either the distribution reinvestment program or the automatic purchase program, and the Partnership may terminate the Plan itself, at any time by ten (10) days' prior written notice to a Participant, or to all Participants, as the case may be.

     (d) After termination of the Plan or termination of a Participant's participation in the Plan, either entirely or with respect to either the distribution reinvestment or the automatic purchase program, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 8 hereof, and (ii) a check for the amount of any Distributions and/or Additional Payments (as applicable) in the Participant's account that have not been invested in Units. Any future Distributions with respect to such former Participant's Units made after the effective date of the termination of the Participant's participation in the Distribution Reinvestment Program will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

13. STATE REGULATORY RESTRICTIONS. The Administrator is authorized to deny participation in the Plan, either entirely or with respect to either the distribution reinvestment program or the automatic purchase program, to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

14. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 1323 North Stemmons Freeway, Suite 210, Dallas, Texas 75207, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

15. AMENDMENT. The terms and conditions of this Plan may be amended or supplemented by the Partnership at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least thirty (30) days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

16. GOVERNING LAW. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.


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